Exhibit 8.4

Opinion of Ashurst LLP

[LETTERHEAD OF ASHURST LLP]

January 21, 2025

The Bank of Nova Scotia

40 Temperance Street

Toronto, Ontario

Canada M5H 0B4

Ladies and Gentlemen:

As U.S. special tax counsel to The Bank of Nova Scotia (the “Company”) in connection with the registration of, among other securities, the Company’s Series A and Series B senior unsecured debt securities to be offered and sold (on a delayed and continuous basis) by the Company, pursuant to the base prospectus (the “Base Prospectus”), prospectus supplements (“Prospectus Supplements”), free writing prospectuses (“FWP”) and pricing supplements (“Pricing Supplements” and, together with the Base Prospectus, Prospectus Supplements and FWP, the “Prospectus”) that forms a part of the registration statement on Form F-3 (the “Registration Statement”) of the Company which was filed with the Securities and Exchange Commission and to which this Opinion is being incorporated by reference as an Exhibit, we hereby confirm to you that the discussions that refer to our name set forth under the headings “Material U.S. Federal Income Tax Consequences”, “Material U.S. Federal Income Tax Considerations”, “Summary of U.S. Federal Income Tax Consequences”, “U.S. Federal Income Tax Consequences”, “What Are the Tax Consequences of the Notes?” and headings of similar import contained in the Prospectus in the Registration Statement is our opinion, subject to the limitations set forth therein.

We hereby consent to any reference to us under the above-specified headings in the Prospectus in the Registration Statement, in our capacity as U.S. special tax counsel to the Company, and to the filing of this letter as an exhibit to the Current Report on Form 6-K dated January 21, 2025 filed by the Company and incorporated by reference into the Registration Statement.

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Ashurst LLP

Ashurst LLP